ViPovaTM by Lexaria Announces New President

Kelowna, BC / December 22 , 2014 / Lexaria, Corp. (LXRP) (CSE:LXX) (the “Company”), as part of its broader business transition into the alternative health industry, is pleased to announce it has hired Tom Ihrke as President of its U.S. subsidiary to oversee the rollout and sale of its ViPovaTM brand, CBD infused teas. Lexaria has also named Tom as Executive Vice President of U.S. Operations of Lexaria Corp.

Tom has been working with Lexaria as a part time consultant over the last eight years. Tom’s extensive experience investing in and advising small companies will prove extremely valuable to Lexaria as it enters the exciting and fast growing alternative health industry. In addition to advising Lexaria with its business strategy and capital market activities Tom will oversee all aspects of the ViPova Brand, including the day to day business, operations, sales and marketing. The company’s goal is to develop internationally recognized lines of healthy food and beverage products, initially focusing on tea and coffee.

“I’m very pleased to welcome Tom to our executive management team. He is a highly skilled and effective manager who is clearly able to take ViPovaTM to another level, and help us as we expand our brands and offerings in the CBD sector,” said Chris Bunka, CEO of Lexaria Corp.

ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion.

As well, Lexaria announces it has granted a total of 1,425,000 stock options to a number of executives, directors and consulting employees, all priced at US$0.11. The Company makes note that 850,000 existing options are due to expire on January 20, 2015 unless exercised before then.

All issued shares will be subject to a hold period, for any resale into the USA under Rule 144, of six months and one day. The share issuance is subject to normal regulatory approvals. The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.